
<ARTICLE> BD

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                           DEC-25-1998
<PERIOD-START>                              DEC-27-1997
<PERIOD-END>                                DEC-25-1998
<CASH>                                           12,530
<RECEIVABLES>                                    47,709
<SECURITIES-RESALE>                              50,188
<SECURITIES-BORROWED>                            37,525
<INSTRUMENTS-OWNED>                             135,260<F1>
<PP&E>                                            2,761
<TOTAL-ASSETS>                                  299,804
<SHORT-TERM>                                     32,423
<PAYABLES>                                       28,871
<REPOS-SOLD>                                     59,501
<SECURITIES-LOANED>                               7,626
<INSTRUMENTS-SOLD>                               78,004<F2>
<LONG-TERM>                                      57,563
<PREFERRED-MANDATORY>                                 0
<PREFERRED>                                         425
<COMMON>                                            630
<OTHER-SE>                                        9,077
<TOTAL-LIABILITY-AND-EQUITY>                    299,804<F3>
<TRADING-REVENUE>                                 2,651
<INTEREST-DIVIDENDS>                             19,314
<COMMISSIONS>                                     5,799
<INVESTMENT-BANKING-REVENUES>                     3,264
<FEE-REVENUE>                                     4,202
<INTEREST-EXPENSE>                               18,306
<COMPENSATION>                                    9,199
<INCOME-PRETAX>                                   2,096
<INCOME-PRE-EXTRAORDINARY>                        2,096
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                      1,259
<EPS-PRIMARY>                                      3.43
<EPS-DILUTED>                                      3.00

<F1>Includes $6,106 of securities received as collateral, net of securities pledged as collateral, and $8,184 of securities pledged as collateral, recorded pursuant to the provisions of Statement of Financial Accounting Standards No. 127 ("SFAS
No. 127").

<F2>Includes $14,290 in obligation to return securities received as collateral, recorded pursuant to the provisions of SFAS No. 127.

<F3>Includes $2,627 in Preferred Securities issued by Subsidiaries.

